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                                                                     EXHIBIT 2.2
                              FIRST AMENDMENT TO
                          AGREEMENT AND PLAN OF MERGER

     This FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this "Amendment") is dated as of May 2, 2000 and entered into by and among DIGITAL INSIGHT CORPORATION, a Delaware corporation ("Parent"), ATA ACQUISITION CORP., a California corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and ANYTIME ACCESS, INC., a California corporation ("Company"), and is made with reference to that certain Agreement and Plan of Merger, dated as of March 30, 2000 (the "Merger Agreement"), by and among Parent, Merger Sub and Company. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Merger Agreement.

                                    RECITALS

     WHEREAS, Parent, Merger Sub and Company have entered into the Merger Agreement; and

     WHEREAS, Parent, Merger Sub and Company desire to amend the Merger Agreement as set forth in this Amendment.

     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

     Section 1.  AMENDMENTS TO THE MERGER AGREEMENT

     1.1  Amendments to Section 1.6:  Effect on Capital Stock.  Subsections
          ---------------------------------------------------
1.6(b)(ii) through 1.6(b)(vii) of the Merger Agreement are hereby amended by deleting such subsections in their entirety and substituting therefor the following:

          "(ii) the "Common Stock Applicable Fraction" shall be equal to 0.046151;

          (iii) the "Series A Preferred Stock Applicable Fraction" shall be equal to 0.049541;

          (iv) the "Series B Preferred Stock Applicable Fraction" shall be equal to 0.079676;

          (v) the "Series C Preferred Stock Applicable Fraction" shall be equal to 0.075909;

          (vi) the "Merger Shares" shall mean the shares of Parent Common Stock to be issued upon the exchange and conversion of Company Stock in accordance with Section 1.6(a); and

          (vii) the "Aggregate Merger Consideration" shall mean the aggregate of 1,900,749 shares of Parent Common Stock to be issued in exchange for Company Stock

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     pursuant to Section 1.6(a), upon exercise of Company Stock Options,
     Employee Options and Warrants pursuant to Sections 5.8 and 5.10, and the Holdback Shares (as defined in Section 1.6(d)) (as reduced by any Holdback Shares transferred to Parent to satisfy indemnification claims pursuant to the Shareholder Agreements)."

     1.2  Acknowledgment and Amendment to Section 2.3:  Capitalization.  Parent
          ------------------------------------------------------------
and Merger Sub hereby acknowledge and agree that Section 2.3(a)(ii)(B) of the Merger Agreement mistakenly stated that 71,109 shares of Company's Series B Preferred Stock have been reserved for issuance upon exercise of outstanding warrants. Section 2.3(a)(ii)(B) of the Merger Agreement is hereby amended by deleting such subsection in its entirety and substituting therefor the following:

          "(B) 6,304,927 shares have been designated Series B Preferred Stock, of which 6,233,818 shares are issued and outstanding and 87,609 shares have been reserved for issuance upon exercise of outstanding warrants, and"

     1.3  Amendment to Section 7.1:  Termination.  Subsection 7.1(b) of the
          --------------------------------------
Merger Agreement is hereby amended by deleting such subsection in its entirety and substituting therefor the following:

          "(b) by either Company or Parent if the Merger shall not have been consummated by June 30, 2000 (or, if a Commissioner Refusal has occurred, then 60 days after the date of such Commissioner Refusal) for any reason; provided, however, that the right to terminate this Agreement under this
     Section 7.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;"

     Section 2.  REPRESENTATIONS AND WARRANTIES

     Parent, Merger Sub and Company each represent and warrant to the other parties hereto that the following statements are true, correct and complete as of the date of this Amendment:

     2.1  Corporate Power and Authority.  Such party has all necessary corporate
          -----------------------------
power and authority to execute and deliver this Amendment and, subject to Company obtaining the approval of the Merger by the shareholders of Company, to perform its obligations under the Merger Agreement as amended by this Amendment (the "Amended Agreement").

     2.2  Authorization of Agreement.  This Amendment has been duly and validly
          --------------------------
executed and delivery of this Amendment by such party and the consummation by such party of the transactions contemplated by the Amended Agreement have been duly and validly authorized by all necessary corporate action on the part of such party.

     2.3  Binding Obligation.  This Amendment and the Amended Agreement have
          ------------------
been duly and validly executed and delivered by such party, and, assuming the due authorization, execution and delivery by the other parties hereto, constitute legal and binding obligations of such party, enforceable against such party in accordance with the terms hereof and thereof,

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except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights generally, or by general equitable principles (regardless of whether enforcement is sought in a proceeding at law or in equity), and to the extent any indemnification or contribution provisions hereof or thereof may be limited by applicable federal or state securities laws.

     Section 3.  MISCELLANEOUS

     3.1  Reference to and Effect on the Merger Agreement and the Other Merger
          --------------------------------------------------------------------
Documents.
---------

          (a) On and after the date of this Amendment, each reference in the Merger Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Merger Agreement, and each reference in the other documents and agreements executed in connection with the Merger Agreement (the "Merger Documents") to the "Merger Agreement", "thereunder", "thereof" or words of like import referring to the Merger Agreement shall mean and be a reference to the Amended Agreement.

          (b) Except as specifically amended by this Amendment, the Merger Agreement and the other Merger Documents shall remain in full force and effect and are hereby ratified and confirmed.

          (c) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Parent, Merger Sub, or Company under, the Merger Agreement or any of the other Merger Documents.

     3.2  Headings.  Section and subsection headings in this Amendment are
          --------
included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

     3.3  Applicable Law.  This Amendment shall be governed and construed in
          --------------
accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

     3.4  Counterparts.  This Amendment may be executed in one or more
          ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized respective officers as of the date first written above.

                                  DIGITAL INSIGHT CORPORATION


                                  By:            /s/  John Dorman
                                       ----------------------------------------
                                       John Dorman
                                       President


                                  By:            /s/  Kevin McDonnell
                                       ----------------------------------------
                                       Kevin McDonnell
                                       Chief Financial Officer


                                  ATA ACQUISITION CORP.


                                  By:            /s/  John Dorman
                                       ----------------------------------------
                                       John Dorman
                                       President


                                  By:            /s/  Kevin McDonnell
                                       ----------------------------------------
                                       Kevin McDonnell
                                       Chief Financial Officer


                                  ANYTIME ACCESS, INC.


                                  By:            /s/  Thomas R. Bollum
                                       ----------------------------------------
                                       Thomas R. Bollum
                                       President


                                  By:            /s/  Steven R. Mills
                                       ----------------------------------------
                                       Steven R. Mills
                                       Chief Financial Officer


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